SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                             CURRENT REPORT Pursuant
                            to Section 13 OR 15(d) of
                       The Securities Exchange Act of 1934



                Date of report (Date of earliest event reported):
                       March 4, 2005 (February 28, 2005)


                          ClearOne Communications, Inc.
             (Exact Name of Registrant as Specified in Its Charter)

                                      Utah
                 (State of Other Jurisdiction of Incorporation)


                0-17219                                   87-0398877
         (Commission File Number)              (IRS Employer Identification No.)


           1825 Research Way,
          Salt Lake City, Utah                              84119
(Address of Principal Executive Offices)                 (Zip Code)


                                 (801) 975-7200
               (Registrant's Telephone Number, Including Zip Code)


          (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement

        On February 28, 2005, ClearOne Communications, Inc. (the "Company") entered into an agreement with 6351352 Canada Inc., a Canada corporation ("Buyer") to sell to Buyer all of the issued and outstanding stock in the capital of its Canadian subsidiary, ClearOne Communications of Canada, Inc. ("ClearOne Canada"). ClearOne Canada owns all the issued and outstanding stock of Stechyson Electronics Ltd., which conducts business under the name "OM Video." The Company agreed to sell the stock in ClearOne Canada for U.S.$1,456,000 plus an earn-out amount ranging from 3%-4% of OM Video's gross revenues over a five-year period. The cash portion of the purchase price was satisfied by the delivery of U.S.$25,000 upon execution of the agreement and a further U.S.$175,000 upon closing of the transaction.. The balance of U.S. $1,256,000 is payable over a 15-month period, with interest accruing on the unpaid balance at the rate of 5.25% per annum.

Item 2.01      Completion of Acquisition or Disposition of Assets

        On March 4, 2005, the Company closed the transaction described above under Item 1.01.





                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   CLEARONE COMMUNICATIONS, INC.



Date: March 4, 2005                By: /s/ Zeynep Hakimoglu
      --------------------             -----------------------------------------
                                       Zeynep Hakimoglu, Chief Executive Officer










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